EXHIBIT 10.17

WEST PHARMACEUTICAL SERVICES, INC.
SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

(Amended and Restated Effective January 1, 2008, except as otherwise noted herein or required by applicable law)

PLAN DOCUMENT

K:\EDGAR\2009\10K\Exhibit 10.17 - SERP Restatement.doc

WEST PHARMACEUTICAL SERVICES, INC.
SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

This is the West Pharmaceutical Services, Inc. Supplemental Employees’ Retirement Plan (the “SERP”) adopted by West Pharmaceutical Services, Inc. (the “Company”) on behalf of itself and its subsidiaries to provide benefits in excess of those provided under the West Pharmaceutical Services, Inc.  Employees’ Retirement Plan (the “Qualified Retirement Plan”) to certain eligible salaried employees of the Company and its subsidiaries.    Hourly employees are not eligible to participate in the SERP.

1.           Effective Date; Code Section 409A.  The SERP was originally effective as of January 1, 1987 as the West Company, Incorporated Supplemental Employees Retirement Plan, it is hereby amended, restated and renamed effective as of January 1, 2008, except as otherwise required by applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).    The SERP is intended to satisfy Code Section 409A and all of the official guidance promulgated thereunder.  To the extent a provision in the SERP is inconsistent with Code Section 409A, such provisions shall be deemed amended to comply with Code Section 409A, to avoid the application of the penalty tax and interest provided thereunder.

2.           Eligibility.

(a)           Effectiveness.  No benefit under the SERP shall be payable to any salaried employee of the Company or a subsidiary (an “Employee”)  unless that Employee is credited with service under the SERP after December 31, 1986.

(b)           Pre-2009 Eligibility.  On or before December 31, 2008, an Employee who is a participant in the Qualified Retirement Plan shall only become a participant (a “Participant”) in the SERP if his or her accrued benefit under the Qualified Retirement Plan (“Accrued Benefit”) is less that it would be if the Qualified Retirement Plan were not subject to: (i) the limit imposed by section 401 (a) (17) of the Code or any successor provision of law on the amount of annual compensation of each Qualified Retirement Plan participant that may be taken into account, (ii) the limit imposed by section 415 of the Code or any successor provision of law on the amount of annual benefits that may be accrued.  The limits described in (a) and (b) shall be referred to hereinafter, collectively, as the “Code Limits”), or (iii) made a deferral under the Company’s Nonqualified Deferred Compensation Plan for Designated Employees (or any successor nonqualified defined contribution plan) (the “Nonqualified Deferred Compensation Plan”).

(c)           Eligibility in 2009 and Beyond.  On and after January 1, 2009, an Employee shall only be eligible to participate in the SERP if:

(i)           Such Employee was eligible in accordance with Section 2(b) of the SERP as of December 31, 2008, or

(ii)           Such Employee is salaried and either (A) an executive officer of the Company, or (B) designated by the Company’s Vice President of Human Resources as participating in the SERP and approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).

(d)           Notwithstanding the foregoing, the Company’s Vice President of Human Resources may upon written designation, with approval by the Committee, remove an Employee from prospective participation in the SERP at any time.

3.           SERP Retirement Benefits; Vesting.

(a)           Restatement of the Qualified Plan.  Effective January 1, 2007, the Qualified Retirement Plan was amended to provide for a “Cash Balance Benefit”, as defined in the Qualified Retirement Plan, for service on or after January 1, 2007.  The benefit accrued on and before December 31, 2006 is a participant’s “Frozen Benefit” as defined in the Qualified Retirement Plan.   Each of those terms is used in the SERP, and is defined as provided in the Qualified Retirement Plan.  The benefits provided under the SERP were simultaneously modified to provide for an additional benefit under the SERP on the same terms as those provided under the provisions of the amended Qualified Retirement Plan.  Except as provided in the SERP or as required by Code Section 409A, the Cash Balance Benefit and Frozen Benefit shall be payable in accordance with the timing and method of distribution provisions provided in the Qualified Retirement Plan.

(b)           Frozen Benefit.  The monthly normal retirement benefit calculated under the SERP at a Participant’s attainment of age 65 shall be equal to the benefit that would have been paid under the Qualified Retirement Plan if the amount of the monthly benefit under the Qualified Retirement Plan as in effect when the Participant attained age 65 (assuming payment in the form of a single life annuity with no period certain) was calculated (i) by taking into account compensation a Participant elected to defer (such amount not to include any matching contributions paid by or due from the Company) under the Nonqualified Deferred Compensation Plan, for purposes of determining his Average Annual Earnings, and (ii) without taking the Code Limits into account, reduced by the offset provided in Section 4.

(c)           Cash Balance Benefit.  The monthly normal retirement benefit calculated under the SERP at a Participant’s attainment of age 65 shall be equal to the benefit that would have been paid under the Qualified Retirement Plan if the amount of the monthly benefit under the Qualified Retirement Plan as in effect when the Participant attained age 65 (assuming payment in the form of a single life annuity with no period certain) was calculated by crediting the Participant’s Cash Balance Account under the Qualified Retirement Plan with a “Pay Credit” (as defined in the Qualified Retirement Plan) inclusive of (i) the amount such Participant elected to defer (such amount not to include any matching contributions paid by or due from the Company) under the Nonqualified Deferred Compensation Plan  and (ii) amounts in excess of the Code Limits into account, reduced by the offset provided in Section 4.

(d)           Total Benefit.  Subject to the offset in Section 4, a Participant’s benefit under the SERP shall be sum of his Frozen Benefit calculated under Section 3(b) and his Cash Balance Benefit calculated under Section 3(c).

4.           Offset for Qualified Retirement Plan Benefits.  The monthly benefit payable under the SERP shall be the amount calculated under Section 3 reduced by an offset for benefits payable under the Qualified Retirement Plan or any other defined benefit pension plan maintained by the Company or any other employer treated with the Company as a single employer under sections 414 (b), 414(c) or 414(m) of the Code (an “Affiliated Plan”).  In calculating the offsets, the Code Limits shall be applied, and both in applying such Code Limits and in otherwise calculating the offsets, it shall be assumed that all benefits under a the Qualified Retirement Plan or any other relevant plan will be paid in the form of a single life annuity with no period certain.

5.           Service and Vesting.

(a)           Service Credit.  An Employee’s credit for periods of service under the SERP for all purposes (inclusive of vesting, eligibility and benefit accrual) shall be co-extensive with his credit for the same types of periods of service under the Qualified Retirement Plan and any Affiliated Plan unless the Committee determines that additional credit for periods of service with a prior employer or for any other reason should be granted under the SERP.

(b)           Vesting.  A Participant’s Frozen Benefit and Cash Balance benefit shall become vested, if at all, in accordance with the applicable vesting schedules in the Qualified Retirement Plan.

6.           Grandfathering of Benefits.

(a)           Grandfathered Benefit Definition and Accounting.  Benefits accrued and vested under the SERP on and before December 31, 2004 (“Grandfathered Benefits”) shall be separately accounted for under the SERP, and, to the extent required to preserve grandfathered status under Code Section 409A administered consistent with the SERP as in effect on December 31, 2004.  A Participant’s Grandfathered Benefits shall be comprised solely of his or her Frozen Benefit accrued through December 31, 2004.

(b)           Non-Grandfathered Benefit Definition and Accounting.  Benefits accrued and vested under the SERP on and after January 1, 2005 (“Non-Grandfathered Benefits”) shall also be separately accounted for under the SERP, and, to the extent required to comply with Code Section 409A and avoid the application of the penalty tax and interest thereunder administered consistent with Code Section 409A.  A Participant’s Non-Grandfathered Benefit shall be comprised of any Frozen Benefit accrual that is earned and vested between January 1, 2005 and December 31, 2007 and his or her entire Cash Balance Benefit.

7.           Grandfathered Benefits Retirement Provisions.  This Section 7 applies solely to Grandfathered Benefits as described in Section 6(a).  Section 8 shall apply to Non-Grandfathered Benefits.

(a)           Early Retirement.

(i)           With respect to a Participant’s Grandfathered Benefit only, a Participant may elect early retirement after attaining age 55, and before attaining age 65, provided he has been credited with at least ten years of service as required in the Qualified Retirement Plan.

(ii)           The early retirement benefit under the SERP shall be calculated in the same manner as the normal retirement benefit under Sections 3 and 4 above, taking into account only service and compensation to the Employee’s early retirement date, and the benefit formula in effect on such date.

(iii)           Any portion of a participant’s Grandfathered Benefits payable upon retirement prior to attaining age 65 shall be reduced in accordance with the table of early retirement factors contained in the Qualified Retirement Plan as in effect at the time of the Participant’s retirement.

(b)           Late Retirement.  The Grandfathered Benefit payable to a Participant retiring after age 65 shall be calculated in the same manner as the normal retirement benefit under Sections 3 and 4 above, taking into account service and compensation to the Participant’s late retirement date, and the benefit formula in effect under the Qualified Retirement Plan on such date.

(c)           Vested-Terminated Benefit.

(i)           Subject to Section 12 regarding disability benefits, the Grandfathered Benefit payable to a Participant who is vested in his Accrued Benefit under the Qualified Retirement Plan and who terminates employment with the Company and its subsidiaries other than for early, normal or late retirement (a “Vested-Terminated Participant”) shall be calculated in the same manner as the normal retirement benefit, taking into account service and compensation to the Participant’s date of severance from service, and the benefit formula in effect on such date.

(ii)           Any Grandfathered Benefit payable to a Vested-Terminated Participant before such Participant’s attainment of age 65 shall be reduced 5% for each year by which the benefit commencement date precedes his or her attainment of age 65.

8.           Non-Grandfathered Benefit Retirement Provisions.  This Section 8 applies only to Non-Grandfathered Benefits as described in Section 6(b).  Section 7 shall apply to Grandfathered Benefits.

(a)           Early Retirement; Termination Benefit.

(i)           With respect to a Participant’s Non-Grandfathered Frozen Benefit only, a Participant who terminates employment will be required to receive a distribution six months following termination under Section 14 of the SERP.  Such Participant’s Non-Grandfathered Frozen Benefit shall be calculated, in the same manner as the normal retirement benefit under Section 3 and 4 above, taking into account only service and compensation to the Employee’s termination date, and the benefit formula in effect on such date.

(ii)           Subject to Section 7(a)(iii), any portion of a participant’s Non-Grandfathered Frozen Benefit payable upon retirement prior to attaining age 65 shall be reduced in accordance with the table of early retirement factors contained in the Qualified Retirement Plan as in effect at the time of the Participant’s retirement but only if such Participant has reached age 55 and accrued ten years of service.

(iii)           If such Participant has not reached age 55 and accrued ten years of service at the time of his or her termination of employment, Section 7(c) and not this Section 7(a) shall apply.

(iv)           A Participant’s Non-Grandfathered Cash Balance Benefit shall be calculated as described in Sections 3 and 4 above, and, shall, consistent with the Qualified Retirement Plan, not be reduced for commencement prior to normal retirement age under the Qualified Retirement Plan.

(b)           Late Retirement.

(i)           The Non-Grandfathered Benefit (Frozen Benefit and Cash Balance Benefit, as applicable), payable to a Participant retiring after age 65 shall be calculated in the same manner as the normal retirement benefit under Sections 3 and 4 above, taking into account service and compensation to the Participant’s late retirement date, and the benefit formula in effect under the Qualified Retirement Plan on such date.

(ii)           A Participant’s Non-Grandfathered Cash Balance Benefit shall be calculated as described in Sections 3 and 4 above.  Because a participant must receive a distribution under the SERP six month following termination  in accordance with Section 14, such Participant’s Non-Grandfathered Cash Balance Benefit will only be adjusted in a manner consistent with the Qualified Retirement Plan for the period between such Participant’s termination date and the date distribution of such Benefit is made under the SERP.

(c)           Vested-Terminated Benefit.

(i)           Subject to Section 12 regarding disability benefits, the Non-Grandfathered Frozen Benefit only payable to a Participant who is a Vested-Terminated Participant shall be calculated in the same manner as the normal retirement benefit under Sections 3 and 4, taking into account service and compensation to the Participant’s date of severance from service, and the benefit formula in effect on such date.

(ii)           Any Non-Grandfathered Frozen Benefit payable to a Vested-Terminated Participant before such Participant’s attainment of age 65 shall be reduced 5% for each year by which the benefit commencement date precedes his or her attainment of age 65.

(iii)           A Participant’s Non-Grandfathered Cash Balance Benefit shall be calculated as described in Sections 3 and 4 above.  Because a Participant must receive a distribution under the SERP six month following termination  in accordance with Section 14, such Participant’s Non-Grandfathered Cash Balance Benefit will only be adjusted in a manner consistent with the Qualified Retirement Plan for the period between such Participant’s termination date and the date distribution of such Benefit is made under the SERP.

12.           Disability Benefit.  Consistent with the Qualified Retirement Plan, no Benefit is payable under the SERP solely due to a Participant incurring a “Total and Permanent Disability”  (as defined in the Qualified Retirement Plan).  A Participant’s Frozen Benefit and Cash Balance Benefit are increased during his or her period of Total and Permanent Disability as described in the Qualified Retirement Plan and in the same manner as the normal retirement benefit, taking into account service and compensation to the Participant’s date of termination of employment, and the benefit formula in effect on such termination.

13.           Form and Timing of Grandfathered Benefits Payable under the SERP. This Section 13 solely governs Grandfathered Benefits.  Non-Grandfathered Benefits are subject to Section 14.

(a)           Normal Form.  Subject to the permitted lump sum election under Section 13(b) below, the Grandfathered Benefit payable to a Participant shall be paid in the same form and at the same time or times that benefits are paid to the Participant under the Qualified Retirement Plan.  The actuarial factors and assumptions to be used to convert the benefits payable hereunder from a single life annuity with no period certain to any other form of benefit shall be those set forth in the Qualified Retirement Plan.

(b)           Special Lump Sum Election.  A Participant may elect, by written notice delivered to the Committee no later than September 30 of the calendar year preceding the calendar year in which the Participant’s Grandfathered Benefit under the Qualified Retirement Plan is to begin, to receive his or her Grandfathered Benefit payable under the SERP in a single cash lump sum, payable at the same time that benefits begin to be paid to that Participant under the Qualified Retirement Plan.  The actuarial factors and assumptions to be used to convert the Grandfathered Benefits payable hereunder from a single life annuity with no period certain shall be those set forth in the Qualified Retirement Plan, except that the value of lump sum distributions made on or after July 1, 1995 shall be determined using the annual rate of interest on 30- year Treasury securities for the August preceding the year of distribution and the mortality table prescribed by the Internal Revenue Service pursuant to Section 417(e)(3)(A)(ii)(I) of the Code.

14.           Form and Timing of Non-Grandfathered Benefits Payable under the SERP.   This Section 14 solely governs Non-Grandfathered Benefits.  Grandfathered Benefits are subject to Section 13.

(a)           Timing and Form of Payment.  The Non-Grandfathered Benefit (including both the applicable portion of a Participant’s Frozen Benefit and his or her entire Cash Balance Benefit) shall be payable to a Participant under the SERP solely in a cash lump sum during the month following the month that contains that date that is six months following a Participant’s termination of employment.  This cash lump sum shall be paid even if a Participant is re-hired following his termination of employment, but only to the extent permitted by Section 409A of the Code.

(b)           Cash Balance Benefit Lump Sum.  A Participant’s Cash Balance Benefit shall be credited with Interest Credits (as defined in the Qualified Retirement Plan) during this six month period.  The Cash Balance Benefit shall be calculated in a manner consistent with the provisions applicable to the “Termination Benefit” payable under the Qualified Retirement Plan.

(c)           Lump Sum for Applicable Portion of a Participant’s Frozen Benefit.  With respect to the applicable portion of a Participant’s Frozen Benefit, the actuarial factors and assumptions to be used to convert the Non-Grandfathered Benefits payable hereunder from a single life annuity with no period certain shall be those set forth in the Qualified Retirement Plan, except that the value of lump sum distributions made on or after July 1, 1995 shall be determined using the annual rate of interest on 30- year Treasury securities for the August preceding the year of distribution and the mortality table prescribed by the Internal Revenue Service pursuant to Section 417(e)(3)(A)(ii)(I) of the Code.

15.           Death Benefit Before Commencement of Retirement Income Benefit.

(a)           Amount of Frozen Benefit.  Following the death of a Participant before benefits under the SERP have commenced, the Participant’s surviving spouse or, if the Participant dies before benefits under the SERP have commenced leaving a “dependent spouse” or “orphan children” (as such terms are defined in the Qualified Retirement Plan), such spouse or orphan children shall be entitled to a death benefit with respect to a Participant’s Frozen Benefit (inclusive of both Grandfathered Benefit and Non-Grandfathered Benefit portions) equal to the excess, if any, of (i) the Frozen Benefit death benefit that would be payable under the Qualified Retirement Plan and any Affiliated Plan if such Plans were not subject to the Code Limits and was calculated using amounts deferred under the Company’s over (b) the Frozen Benefit death benefit that is actually payable under the Qualified Retirement Plan and any Affiliated Plan.

(b)           Amount Cash Balance Benefit.  Following the death of a Participant before benefits under the SERP have commenced, the Participant’s beneficiary shall be entitled to a death benefit with respect to a Participant’s Cash Balance Benefit equal to the excess, if any, of (i) the Cash Balance Benefit death benefit that would be payable under the Qualified Retirement Plan and any Affiliated Plan if such Plans were not subject to the Code Limits and was calculated using amounts deferred under the Company’s over (b) the Cash Balance Benefit death benefit that is actually payable under the Qualified Retirement Plan and any Affiliated Plan.

(c)           Timing of Payment of Grandfathered Benefit.  The Grandfathered Benefit death benefit payments shall be made in the same form, at the same time, and for the same duration as the death benefits payable under the Qualified Retirement Plan.

(d)           Timing of Payment of Non-Grandfathered Benefit.  The Non-Grandfathered death benefit (inclusive of the applicable portion of the Participant’s Frozen Benefit) payment shall be made in a cash lump sum during the month following the month a Participant’s death.

(e)           Exclusive Pre-Retirement Death Benefits.  No other death benefits shall be payable under the SERP following the death of a Participant before benefits under the SERP have commenced.

16.           Death Benefit After Commencement of Retirement Income Benefit. Upon a Participant’s death after benefits under the SERP have commenced, the Participant’s beneficiary (as determined in accordance with the Qualified Retirement Plan) shall be entitled to the death benefit, if any, payable following the Participant’s death under the form of benefit in which the benefit was being paid to the participant before his death.  This Section 16 shall not apply to a Participant’s Non-Grandfathered benefits, which are solely payable in a single, cash lump sum.

17.           Unsecured Obligation of the Company.  The Company’s obligations under the SERP shall be the general unsecured obligations of the Company.  The Company shall be under no obligation to establish any separate fund, purchase any annuity contract, or in any other way make special provision or specifically earmark any funds for the payment of any amounts called for under the SERP, nor shall the SERP or any actions taken under or pursuant to the SERP be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, his or her designated beneficiary, executors or administrators, or any other person or entity.  If the Company chooses to establish such a fund or purchase such an annuity contract or make any other arrangement to provide for the payment of any amounts called for under the SERP, such fund contract or arrangement shall remain part of the general assets of the Company, and no person claiming benefits under the SERP shall have any right, title, or interest in or to any such fund, contract or arrangement.

18.           Administration.  The SERP will be administered by the Committee.

(a) The Committee shall be the named fiduciary for purposes of the claims procedure pursuant to Section 19 and shall have authority to act to the full extent of its absolute discretion to:

(ii) interpret the SERP;

(iii) resolve and determine all disputes or questions arising under the SERP subject to the provisions of Section 19, including the power to determine the rights of Participants and their beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the SERP;

(iv) create and revise rules and procedures for the administration of the SERP and prescribe such forms as may be required for Participants to make elections under, and otherwise participate in, the SERP; and

(v) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the SERP.

(b) Any expenses incurred in the administration of the SERP will be paid by the Company or the Employer.

(c) Except as the Committee may otherwise determine (and subject to the claims procedure set forth in Section 19), all decisions and determinations by the Committee shall be final and binding upon all Participants and their designated beneficiaries.

(d) Neither the Secretary nor any member of the Committee shall participate in any matter involving any questions relating solely to his or her own participation or benefits under the SERP.  The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of any persons, firms or agents retained by it, including but not limited to accountants, actuaries, counsel and other specialists. Nothing in the SERP shall preclude the Company from indemnifying the Secretary or members of the Committee for all actions under the SERP, or from purchasing liability insurance to protect such persons with respect to the SERP.

19.           Claims Procedure.  The Company  shall administer a claims procedure as follows:

(a)          Initial Claim.  A Participant or his or her beneficiary who believes that he or she is entitled to benefits under the SERP (the “Claimant”), or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits.  Such notification must be on the form and in accordance with the procedures established by the Company.  No benefit shall be paid under the SERP until a proper claim for benefits has been submitted.

(b)           Procedure for Review.  The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the SERP document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants.  Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under 29 C.F.R. §2520.104b-1(c).

(c)           Claim Denial Procedure.  If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 180 days from receipt of the claim.  The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination.  A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth:  (i) the specific reason or reasons for the denial, (ii) the specific reference to the SERP provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse benefit determination on review.

(d)           Appeal Procedure.  In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Board within 60 days of receipt of notification of the denial.  Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied.  The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  A document, record or other information shall be deemed “relevant” to a claim in accordance with 29 C.F.R. §2560.503-1(m)(8).  The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits.  The Board shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)           Decision on Appeal.  The Board shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination.  An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth:  (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the SERP provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with 29 C.F.R. §2560-1(m)(8)) and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

(f)           Litigation.  In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who wants to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial.  Failure to file such action by the prescribed time will forever bar the commencement of such action.

(g)           Disputes; Enforcement of Rights.  All reasonable legal and other fees and expenses incurred by the Claimant in connection with any disputed claim regarding any right or benefit provided for in the SERP shall be paid by the Company, to the extent permitted by law, provided that the Claimant prevails on the merits of his or her claim in material part as the result of litigation, arbitration or settlement.

20.           Delay in Distributions.  Notwithstanding anything in the SERP to the contrary, distributions under the SERP may be delayed, to the extent permitted by Code Section 409A if either (a) the ability of the Company to remain a going concerned is jeopardized, or (b) such delay is necessary to comply with applicable law.

21.           Top Hat and Non-Qualified Status.  The SERP is intended to be a top-hat plan within the meaning of ERISA.  The SERP is an unfunded plan for purposes of ERISA and the Code and is not qualified under section 401(a) of the Code.

22.           Withholding of Taxes.  The rights of a Participant (and his or her beneficiaries) to payments under the SERP shall be subject to the Company’s obligations at any time to withhold from such payments any income or other tax on such payments.

23.           Assignability.  No portion of a Participant’s benefits under the SERP may be assigned or transferred in any manner, nor shall any of the those SERP benefits be subject to anticipation, voluntary alienation or involuntary alienation.

24.           Amendment and Termination.  The Company reserves the right to amend or terminate the SERP at any time by action of the Board, but shall not reduce the benefits accrued under the SERP by any Participant up to the date of such actions.